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                                                                EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 and in the Registration Statements on Form S-8 listed below of Johnson Controls, Inc. of our report dated October 21, 1996 appearing on page 43 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 37 of this Form 10-K.

        1. Post-Effective Amendment No. 6 to Form S-16 on Form S-3 (Registration No. 2-64288)

        2.      Registration Statement on Form S-8 (Registration No. 33-30309)

        3.      Registration Statement on Form S-8 (Registration No. 33-31271)

        4.      Registration Statement on Form S-8 (Registration No. 33-50110)

        5.      Registration Statement on Form S-8 (Registration No. 33-58092)

        6.      Registration Statement on Form S-8 (Registration No. 33-58094)

        7.      Registration Statement on Form S-8 (Registration No. 33-49862)

        8.      Registration Statement on Form S-3 (Registration No. 33-57685)

        9.      Registration Statement on Form S-3 (Registration No. 33-64703)

       10.      Registration Statement on Form S-3 (Registration No. 333-10707)

       11.      Registration Statement on Form S-3 (Registration No. 333-13525)


PRICE WATERHOUSE LLP

Milwaukee, Wisconsin
December 13, 1996